EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-18945, 333-90524, and 333-143158) on Form S-8 of our report dated May 1, 2008 related to the Redhook Ale Brewery, Incorporated financial statements, and our report dated March 25, 2008 related to the Craft Brands Alliance LLC financial statements, appearing in this Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ MOSS ADAMS LLP
Seattle, Washington
May 1, 2008